Exhibit 23.2




Symbollon Pharmaceuticals, Inc.
Framingham, MA


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2002, relating to the financial statements of Symbollon Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO Seidman, LLP


Boston, Massachusetts

April 22, 2002